UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

(Former name or former address, if changed since last report):	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2006, the Company entered into a $100,000,000 credit agreement with Union Bank of California, N.A., acting as sole initial lender, administrative agent and collateral agent. The Company may, subject to the satisfaction of customary conditions precedent, borrow for working capital purposes up to $100,000,000 in aggregate principal amount from time to time under the short-term revolving credit facility established by the credit agreement. Base rate loans will bear interest at a base rate (as described in the credit agreement) plus a margin of 0.75%, and Eurodollar loans will bear interest at the one-month LIBOR rate plus a margin of 1.75%. The Company will be required to prepay all loans outstanding with the net proceeds raised by the sale of two power generation “peaking” facilities and certain utility assets located in Kansas, Michigan, Minnesota, and Missouri. All loans will be due and payable on April 19, 2006, subject to extension by the Company for up to three additional one-month periods.

The credit agreement contains various representations, warranties, and covenants that are customary for this type of secured financing. The credit agreement also contains customary events of default with corresponding grace periods where applicable, including, among others, (i) the failure by the Company to pay principal or interest when due and payable, (ii) the failure by the Company to comply with the covenants contained in the credit agreement, (iii) the representations and warranties made by the Company prove to be incorrect in any material respect when made, (iv) the bankruptcy or insolvency of the Company or certain material subsidiaries, (v) the aggregate fair market value of the Goose Creek Energy Center and the Raccoon Creek Energy Center (described below) falls below $100,000,000, and (vi) the occurrence of a change in control of the Company. If an event of default occurs under the credit agreement, the lenders may, among other things, suspend or terminate their commitments and declare all loans immediately due and payable.

The Company’s obligations under the credit agreement are secured by a pledge of the Company’s indirect ownership interest in (i) Aquila Piatt County Power L.L.C., which owns the Goose Creek Energy Center, a 510 MW natural gas-fired power generation “peaking” facility located in Piatt County, Illinois, and (ii) MEP Flora Power, LLC, which owns the Raccoon Creek Energy Center, a 340 MW natural gas-fired power generation “peaking” facility located in Clay County, Illinois.

The foregoing description of the credit agreement does not purport to be complete and is qualified in its entirety by reference to the credit agreement, which is attached as an exhibit and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 – $100,000,000 Credit Agreement, dated as of January 19, 2006, among the Company, the banks named therein, and Union Bank of California, N.A., as administrative agent and collateral agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:         /s/ Rick J. Dobson

Rick J. Dobson

Senior Vice President and Chief Financial Officer

Date: January 23, 2006